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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549



                                   FORM 8-K



                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) July 20, 1999

                                CENTOCOR, INC.
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            (Exact name of registrant as specified in its charter)


Pennsylvania                0-11103           23-2117202
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(State or other    (Commission file   (IRS Employer
jurisdiction of    number)            Identification No.)
incorporation)



200 Great Valley Parkway, Malvern, Pennsylvania                  19355
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(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code (215) 651-6000
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                                Not applicable
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events
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          On July 20, 1999, Centocor, Inc. ("Centocor") entered into an
Agreement and Plan of Merger (the "Merger Agreement"), under which a wholly owned subsidiary of Johnson & Johnson will merge with and into Centocor (the "Merger") in a stock for stock exchange.

          Pursuant to the Merger Agreement, Centocor shareholders will receive a fraction of a share of Johnson & Johnson common stock for each share of Centocor common stock they own, based upon an exchange ratio. The exchange ratio is calculated by dividing $61.00 by the average closing market price of shares of Johnson & Johnson common stock during a period of 20 trading days ending with the second trading day immediately preceding the Centocor shareholders meeting and, except as described below, will not be less than 0.5823 or greater than
0.7117. If the average closing price of shares of Johnson & Johnson common stock is less than $73.07 or greater than $118.81, then the exchange ratio will be calculated using $52.00 or $69.18, respectively, as the numerator.

          The Merger is to be accounted for as a pooling of interests transaction. Consummation of the Merger is subject to various conditions, including: (1) receipt of the approval of the Merger Agreement by Centocor shareholders; (ii) termination or expiration of the applicable waiting period (or any extension thereof)under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) receipt of opinions as to the tax and accounting treatment of the Merger; (iv) satisfaction of certain customary conditions.

          In the event the Merger is terminated by Centocor under certain circumstances, Centocor will pay a termination fee of $125,000,000 (the "Termination Fee").

          In connection with the Merger Agreement, Centocor and Johnson & Johnson entered into a stock option agreement (the "Option Agreement"), pursuant to which Centocor granted to
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Johnson & Johnson an irrevocable option to purchase, under certain circumstances, up to 11,099,963 shares of Centocor common stock at a price, subject to certain adjustments, of $61.00 per option share. The Option Agreement was granted as an inducement by Centocor for Johnson & Johnson to enter into the Merger Agreement. Johnson & Johnson's total profit under the Option Agreement will not exceed $150,000,000 less the amount of the Termination Fee actually paid.

          A copy of the Merger Agreement and the Option Agreement is being filed as Exhibits 2 and 10 to this report and is incorporated herein by reference. Centocor will furnish supplementally any Schedules to the Merger Agreement to the Commission upon request. A copy of the news release relating to the Merger is being filed as Exhibit 99 to this report and is incorporated herein by reference.

Item 7.  Exhibits
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2         Agreement and Plan of Merger dated as of July 20, 1999 among Johnson &
          Johnson, Admiral Merger Corp. and Centocor, Inc.

10 Stock Option Agreement dated as of July 20, 1999 by and between Centocor, Inc. and Johnson & Johnson

99        Centocor, Inc. news release dated July 20, 1999


                                  SIGNATURES
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          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CENTOCOR, INC.
                                 Registrant



Dated: July 28, 1999             By: /s/ George D. Hobbs
                                    ------------------------------
                                    George D. Hobbs, Senior Vice
                                    President and General Counsel
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                                 EXHIBIT INDEX

2 Agreement and Plan of Merger dated as of July 20, 1999 among Johnson & Johnson, Admiral Merger Corp. and Centocor, Inc.

10 Stock Option Agreement dated as of July 20, 1999 by and between Centocor, Inc. and Johnson & Johnson

99        Centocor, Inc. news release dated July 20, 1999